SCHEDULE 14C

      Information Statement Pursuant to Section 14(c) of the
        Securities Exchange Act of 1934 (Amendment No. O)

Check Appropriate Box:

     [   ]     Preliminary Information Statement
     [   ]     Confidential, for Use of the Commission Only (as
               permitted by Rule 14c-5(d)(2)
     [ X ]     Definitive Information Statement

             MEDICAL RESOURCE COMPANIES OF AMERICA
           (Name of Registrant as Specified In Charter)

Payment of Filing Fee:

[   ]     $125 per Exchange Act Rule 0-11(c)(11)(ii), or 14c-5(g)

[   ]     Fee computed on table below per Exchange Act Rules
14c-5(g) and 0-11.

     1. Title of each class of securities to which transaction applies: Common Stock par value $0.01, Series B Preferred Stock, par value $0.10

     2. Aggregate number of securities to which transaction applies: Common Stock 3,441,517, Series B Preferred Stock, 14,025

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4.   Proposed maximum aggregate value of transaction: N/A

     5.   Total fee paid: $125

[ X  ]    Fee paid previously with preliminary materials.

[    ]    Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11()a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid: N/A

     2.   Form, Schedule or Registration Statement No.: N/A

     3.   Filing Party: N/A

     4.   Dated Filed: N/A
              MEDICAL RESOURCE COMPANIES OF AMERICA
                       4265 Kellway Circle
                       Addison, Texas 75249



                      INFORMATION STATEMENT
                               FOR
                ACTION BY CONSENT OF STOCKHOLDERS





                  WE ARE NOT ASKING FOR A PROXY
                   AND YOU ARE NOT REQUESTED TO
                         SEND US A PROXY.




     This Information Statement is furnished in connection with the taking of action by the written consent of a majority of Stockholders (the "Written Consent") of Medical Resource
Companies of America, a Nevada corporation (the "Company"), to be effective on or about March 27, 1996.

     This Information Statement is not to be regarded as proxy solicitation material. The approximate date on which this Information Statement is first sent to Stockholders is March 7, 1996.

                VOTING RIGHTS, ACTION TO BE TAKEN
                    AND PRINCIPAL SHAREHOLDERS


     In accordance with Nevada law and the Company's bylaws, whenever Stockholders are required or permitted to take any action, such action may be taken without a meeting by means of a Written Consent setting forth the action so taken, signed by the holders of a majority of all outstanding shares entitled to vote thereon.

     On each matter entitled to be submitted to a vote or the subject of a consent of the Stockholders, each Stockholder is entitled to one vote in person or proxy for each share owned of record. We are not asking you for a proxy and you are not requested to send us a proxy or consent.

     At the close of business on March 7, 1996, there were outstanding 3,441,517 shares of Common Stock and 14,025 shares of Series B Preferred Stock, the only shares of the Company entitled to vote, held of record by approximately 3,887 and 22 Stockholders of record, respectively. All share numbers in this Information Statement have been adjusted to reflect the one-for-five reverse split of the Common Stock on December 1, 1995. Stockholders still holding certificates representing pre-split shares should contact the Company's transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005, to obtain a Letter of Transmittal for the exchange of their shares.

     On March 7, 1996, 1,210,000 shares of Common Stock, representing approximately 35.2% of shares outstanding, were held through a wholly owned corporation by James R. Gilley, President and Chief Executive Officer of the Company. An additional 1,195,000 shares (approximately 34.7% of shares outstanding) were held of record by Mr. Gilley, Mr. Gilley's spouse and adult children, both as individuals and as trustees for various family trusts. All such persons have indicated they will execute the Written Consent, which will insure approval by the Stockholders. Attached to this Information Statement for your information is the form of Written Consent and the form of Certificate of Amendment that will be executed effective March 27, 1996.

                          CHANGE OF NAME

     The sole purpose of the Written Consent is to authorize an amendment to the Company's Articles of Incorporation to change the name of the Company from "Medical Resource Companies of America" to "Greenbriar Corporation". Such amendment was authorized by the Board of Directors of the Company on November 17, 1995, which has recommended its approval to the Stockholders.

     During the past year, the Company has significantly changed the focus of its business. It has sold all of its retirement and nursing home properties and has disposed of its medical products subsidiaries that manufactured electric convenience vehicles
(ECV) and provided ECV's, wheelchairs and strollers to theme parks. The Company's new focus is on developing and managing residential care facilities providing assistance to the elderly with the activities of daily living. The Company has nine such assisted living centers under development, which will be operated under the name "The Greenbriar at [location]".

     In addition, the Company has announced that it is acquiring an additional 17 assisted living centers in its consolidation with Wedgwood Retirement Inns, Inc.

     The Company believes that its existing name will not adequately identify the Company's primary activity or have anything in common with its chain of assisted living centers and desires to amend its name accordingly.

     Following the effectiveness of the name change, the Company will change its trading symbol on the American Stock Exchange from "MRA" to "GBR". There will be no exchange of stock certificates; instead, existing supplies of stock certificates will be overprinted with the Company's new name and used in all future issuances. Existing outstanding certificates bearing the name "Medical Resource Companies of America" will continue to represent shares of outstanding Common or Preferred Stock following the name change.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP
                          OF MANAGEMENT


     The following table sets forth as of March 7, 1996 certain information with respect to all Stockholders known by the Company to own beneficially more than 5% of the Company's outstanding
Common Stock or Series B Preferred Stock (which are the only outstanding classes of voting securities of the Company), as well as information with respect to the Company's Common Stock or
Series B Preferred Stock owned beneficially by each director, by each executive officer whose compensation from the Company in
1995 exceeded $100,000 and by all directors and officers
(including certain key officers of subsidiaries) as a group.
Unless otherwise indicated, each of such Stockholders has sole voting and investment power with respect to the shares
beneficially owned.
                          Series B
                       Preferred Stock        Common Stock

Name and Address      Number   Percent     Number      Percent
 oF Beneficial      of Shares     of         of          of
    Owner                       Class      Shares       Class
James R. Gilley
4265 Kellway Circle
Addison, Texas  75244     -        -    1,810,000<F1>    49.7%

Sylvia M. Gilley
13711 Creekside Place
Dallas, Texas  75248      -        -    936,000<F1><F2>  27.2%

W. Michael Gilley
4265 Kellway Circle
Addison, Texas 74244      -         -    261,000<F3>      9.7%

Gene S. Bertcher
4265 Kellway Circle
Addison, Texas  75244     -          -    74,000<F4>      2.1%

Robert L. Griffis
4265 Kellway Circle
Addison, Texas  75244     -          -    30,000<F5>      0.1%

Michael E. McMurray
5330 Merrick Rd.
Massapequa, NY 11758      -          -        -           -

Matthew G. Gallins
715 Stadium Drive
Winston-Salem, NC  27101 -             -     20,000<F6>   0.1%

Paul G. Chrysson
1045 Burke Street
Winston-Salem, NC  27101 -             -        -         -

Richards D. Barger
945 San Marino Ave.
San Marino, CA  91108    -              -    200          -

Steven R. Hague
1650 Bank One Tower
221 W. Sixth Street
Austin, Texas  78701     -              -      -          -

Don C. Benton
9200 Inwood Road
Dallas, Texas  75220     -              -      -          -

Columbia General Corp.
5949 Sherry Lane
Dallas, Texas  75225   6,690          47.7%    -          -

Stan Mallory
P.O. Box 660
Mineola, Texas  75773  3,298          23.5%    -          -

All officers and
directors as a group
(13 person)             -               -   2,233,020    61.0%

_________________________

<F1>  Consists of 1,210,000 shares owned by JRG Investments, Inc.
     ("JRG"), a corporation wholly owned by Mr. Gilley, 400,000 shares owned by a grantor trust for the benefit of James R. and Sylvia M. Gilley and options to purchase 200,000 shares of Common Stock at $10.75 per share, exercisable through December 1, 2000. Mr. Gilley and JRG have pledged 1,166,363 shares of Common Stock, and Mr. Gilley has pledged all of his shares in JRG, to MS Holding Corp., a nonaffiliated entity, as collateral for repayment of a $5,700,000 promissory note payable by JRG to MS Holding Corp. The note requires payment of annual interest only until May 23, 1997, when the principal balance and all accrued interest is due and payable. Failure to repay such note when due could result in change in the control of the Company. Of the shares owned by the grantor trust, 200,000 shares were acquired by the trust from the Company in November 1993 in consideration of a $2,250,000 partial recourse promissory note executed by the grantor trust and Mr. Gilley (as co-maker). This note bears interest at an annual rate of 5.5% until November 2003, when the entire principal balance and all accrued interest is due. The note is collateralized by the 200,000 shares purchased by the grantor trust, and the grantor trust and Mr. Gilley (as co-maker) have personal recourse only for the first 20% of the principal balance.

<F2> Mrs. Gilley is the spouse of James R. Gilley.  Consists of the 400,000 shares owned by the grantor trust for the benefit of Mr. and Mrs. Gilley, and 536,000 shares owned of record. Other than shares owned by the grantor trust, Mrs. Gilley disclaims any beneficial ownership of the shares owned by Mr. Gilley and JRG. Mr. Gilley and JRG disclaim beneficial ownership of the shares owned by Mrs. Gilley.

<F3> Consists of 80,000 shares owned of record, 46,000 shares issued for promissory notes of $237,500, for which the shares are pledged as collateral, 5,000 shares owned by Bartram Investment Properties, Inc., a wholly owned corporation, and 130,000 shares owned by five trusts for which Mr. Gilley acts as co-trustee for the benefit of the children and grandchildren of James R. and Sylvia M. Gilley.

<F4> Consists of 54,000 shares issued for promissory notes of
     $72,500, for which the shares are pledged as collateral, and options to purchase 20,000 shares for $11.25 per share vesting over nine years, of which 2,000 shares vested immediately and the remainder vest over a nine year period beginning January 1, 1994.

<F5> In November 1992, Mr. Griffis obtained a loan from the
     Company for $75,000 which was used to exercise options to purchase 30,000 shares of the Company's Common Stock. The loan is collateralized by the shares purchased by Mr. Griffis.

<F6> Consists of 20,000 shares owned by a trust for which Mr.
     Gallins acts as co-trustee for the benefit of one of the grandchildren of James R. and Sylvia M. Gilley.

                      STOCKHOLDER PROPOSALS

     Proposals submitted by a Stockholder of the Company for action at the 1997 annual meeting of the Company's stockholders must have been received by the Company at its principal executive offices at 4265 Kellway Circle, Addison, Texas 75244, no later than December 29, 1996, in order to be included in the Company's proxy materials relating to that meeting.


                             GENERAL

     As of the date of this statement, the Company has no knowledge of any business which will be presented for consideration in the Written Consent other than as described in the annexed Notice of Action by Consent of Stockholders. The Company will pay the costs of preparing, assembling and mailing this Information Statement and the material enclosed herewith. In addition, the Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of the Information Statement.

                                   By Order of the Board of
                                   Directors



                                   James R. Gilley, President
Dallas, Texas
March 7, 1996

                     CONSENT OF A MAJORITY IN
                         INTEREST OF THE
                         STOCKHOLDERS OF
              MEDICAL RESOURCE COMPANIES OF AMERICA

                          March 27, 1996


     The undersigned stockholders of Medical Resource Companies of America, representing more than a majority of all shares issued, outstanding and entitled to vote, have taken the following stockholder action without a meeting, pursuant to the provisions of Chapter 78, Section 320 of the Nevada Revised
Statutes:

          RESOLVED, that the Corporation shall amend its Articles of Incorporation pursuant to the authorization of the Board of Directors on November 17, 1995, in order to change its name to "Greenbriar Corporation".

          RESOLVED FURTHER, that the Corporation is authorized to file with the Nevada Secretary of State the Articles of Amendment in the form attached hereto.

     EXECUTED as of the date above written.

                                   JRG INVESTMENTS, INC.


                                   By:   ________________________
                                        James R. Gilley,
                                        President


                                   THE APRIL TRUST


                                   By:   ________________________
                                        James R. Gilley, Trustee


                                   ______________________________
                                   Sylvia M. Gilley


                                   ______________________________
                                   W. Michael Gilley

                     CERTIFICATE OF AMENDMENT
                                OF
              MEDICAL RESOURCE COMPANIES OF AMERICA


     The following Certificate of Amendment is filed pursuant to Ch. 78, Sections 385 and 390 of the Nevada Revised Statutes:

     1. Article One of the Articles of Incorporation is hereby amended to read as follows: "The name of the Corporation is Greenbriar Corporation".

     2. Such amendment has been duly authorized by the Board of Directors at a meeting on November 17, 1995 and by the Stockholders on March ___, 1996 by means of a majority written consent of the holders of ____% of all shares outstanding and entitled to vote, acting pursuant to Chapter 78, Section 320 of the Nevada Revised Statutes.

     EXECUTED by the undersigned duly authorized officer this ______ day of March, 1996.


                                   MEDICAL RESOURCE COMPANIES
                                   OF AMERICA


                                   By: _________________________
                                        James R. Gilley,
                                        President


STATE OF TEXAS

COUNTY OF DALLAS

     The foregoing instrument was acknowledged before me this _______ day of March, 1996, by JAMES R. GILLEY, President of
MEDICAL RESOURCE COMPANIES OF AMERICA.


                                   _____________________________
                                   Notary Public for the State of
                                   Texas